EXHIBIT 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into on August 8, 2017 by and between Premier Biomedical, Inc., a Nevada corporation (the “Company”) and [•] (the “Shareholder”). Any capitalized terms not defined herein shall have the meaning given to such term in the Securities Purchase Agreement.

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement by and between the Company and the Shareholder, dated March 30, 2017 (the “Securities Purchase Agreement”), the Shareholder agreed to purchase up to $200,000 of the Company’s securities including shares of common stock, Series A Common Stock Purchase Warrants (“Series A Warrants”) and Series B Common Stock Purchase Warrants (“Series B Warrants”);

WHEREAS, in accordance with the Securities Purchase Agreement, the First Closing occurred on March 30, 2017 and the Shareholder purchased 13,333,334 shares of the Company’s common stock, 13,333,334 Series A Warrants and 13,333,334 Series B Warrants;

WHEREAS, in accordance with the Securities Purchase Agreement, the Second Closing occurred on May 30, 2017 and the Shareholder purchased 10,101,011 shares of the Company’s common stock, 10,101,011 Series A Warrants and 10,101,011 Series B Warrants; and

WHEREAS, to better facilitate registration of the purchased securities under the Securities Act of 1933, as amended, the Shareholder and the Company now desire to effect the exchange of (i) the 13,333,334 Series A Warrants purchased in the First Closing, (ii) the 13,333,334 Series B Warrants purchased in the First Closing, and (iii) the 10,101,011 shares of common stock purchased in the Second Closing (the “Exchange Securities”) for a convertible note issued by the Company, as set forth in Exhibit A hereto (the “Convertible Note”), as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Shareholder hereby agree as follows:

AGREEMENT

1. Exchange of Shares. The Shareholder hereby agrees to exchange the Exchange Securities for the Convertible Note effective upon the Company’s issuance of the Convertible Note to the Shareholder (the “Note Issuance”). The Exchange Securities shall be immediately cancelled with no further action by either party upon the effectiveness of the Note Issuance.

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2. Representations and Warranties. The Shareholder represents to the Company as of the date hereof that (a) it will acquire the Convertible Note, and the shares of common stock issuable upon exercise of the Convertible Note (the “Conversion Shares”), for its account for the purpose of investment and not with a view to the distribution or resale thereof, (b) it has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of acquiring the Convertible Note and Conversion Shares, and (c) the Shareholder understands the Convertible Note and Conversion Shares have not been registered under the Securities Act of 1933 or under any other securities law and, therefore, none of the Convertible Note or Conversion Shares can be sold, assigned, transferred, pledged or otherwise disposed of without registration under applicable securities laws or unless an exemption from such registration thereunder is available.

3. Transfer Restrictions. The Convertible Note and Conversion Shares may not be sold, assigned, pledged, hypothecated or otherwise transferred except in accordance with applicable securities laws. The Company shall not be required (a) to transfer on its books any Convertible Note or Conversion Shares that have been sold or otherwise transferred in violation of the foregoing transfer restrictions or (b) to treat as the owner of such Convertible Note or Conversion Shares or to accord the right to vote or make distributions to any purchaser or other transferee to whom such Convertible Note or Conversion Shares shall have been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4. Amendment; Waiver. No provision of this Agreement may be amended except by a written instrument signed by both parties. No provision of this Agreement may be waived except by a written instrument signed by the party against which such waiver is to be enforced. Except as expressly provided otherwise in a waiver, no such waiver shall constitute an ongoing or future waiver of any provision of this Agreement.

5. Severability. Should any provision of this Agreement be found by a court of competent jurisdiction to be illegal or unenforceable, such provision shall be severed from this Agreement and the other provisions shall continue in full force and effect.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals for all purposes hereunder.

7. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between the parties with respect thereto.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first set forth above.

“Company”		“Shareholder”

Premier Biomedical, Inc.,
a Nevada corporation

By:	William A. Hartman	By:
Its:	Chief Executive Officer	Its:

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Exhibit A

Convertible Note

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